Exhibit 10.27.6

Sixth Amendment to Loan Documents

    THIS SIXTH AMENDMENT TO LOAN DOCUMENTS (this “Amendment”) is made as of September 16, 2005, by and between STRATEGIC DIAGNOSTICS INC. (the “Borrower”), and PNC BANK, NATIONAL ASSOCIATION (the “Bank”).

BACKGROUND

    A.    The Borrower has executed and delivered to the Bank (or a predecessor which is now known by the Bank’s name as set forth above), one or more promissory notes, letter agreements, loan agreements, security agreements, mortgages, pledge agreements, collateral assignments, and other agreements, instruments, certificates and documents, some or all of which are more fully described on attached Exhibit A, which is made a part of this Amendment (collectively as amended from time to time, the “Loan Documents”) which evidence or secure some or all of the Borrower’s obligations to the Bank for one or more loans or other extensions of credit (the “Obligations”).

    B.    The Borrower and the Bank desire to amend the Loan Documents as provided for in this Amendment.

    NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

    1.    Certain of the Loan Documents are amended as set forth in Exhibit A. Any and all references to any Loan Document in any other Loan Document shall be deemed to refer to such Loan Document as amended by this Amendment. This Amendment is deemed incorporated into each of the Loan Documents. Any initially capitalized terms used in this Amendment without definition shall have the meanings assigned to those terms in the Loan Documents. To the extent that any term or provision of this Amendment is or may be inconsistent with any term or provision in any Loan Document, the terms and provisions of this Amendment shall control.

    2.    The Borrower hereby certifies that: (a) all of its representations and warranties in the Loan Documents, as amended by this Amendment, are, except as may otherwise be stated in this Amendment: (i) true and correct as of the date of this Amendment, (ii) ratified and confirmed without condition as if made anew, and (iii) incorporated into this Amendment by reference, (b) no Event of Default or event which, with the passage of time or the giving of notice or both, would constitute an Event of Default, exists under any Loan Document which will not be cured by the execution and effectiveness of this Amendment, (c) no consent, approval, order or authorization of, or registration or filing with, any third party is required in connection with the execution, delivery and carrying out of this Amendment or, if required, has been obtained, and (d) this Amendment has been duly authorized, executed and delivered so that it constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms. The Borrower confirms that the Obligations remain outstanding without defense, setoff, counterclaim, discount or charge of any kind as of the date of this Amendment.

    3.    The Borrower hereby confirms that any collateral for the Obligations, including liens, security interests, mortgages, and pledges granted by the Borrower or third parties (if applicable), shall continue unimpaired and in full force and effect, and shall cover and secure all of the Borrower’s existing and future Obligations to the Bank, as modified by this Amendment.

    4.    As a condition precedent to the effectiveness of this Amendment, the Borrower shall comply with the terms and conditions (if any) specified in Exhibit A.

    5.    To induce the Bank to enter into this Amendment, the Borrower waives and releases and forever discharges the Bank and its officers, directors, attorneys, agents, and employees from any liability, damage, claim, loss or expense of any kind that it may have against the Bank or any of them arising out of or relating to the Obligations. The Borrower further agrees to indemnify and hold the Bank and its officers, directors, attorneys, agents and employees harmless from any loss, damage, judgment, liability or expense (including attorneys’ fees) suffered by or rendered against the Bank or any of them on account of any claims arising out of or relating to the Obligations. The Borrower further states that it has carefully read the foregoing release and indemnity, knows the contents thereof and grants the same as its own free act and deed.

    6.    This Amendment may be signed in any number of counterpart copies and by the parties to this Amendment on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Amendment by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

    7.    This Amendment will be binding upon and inure to the benefit of the Borrower and the Bank and their respective heirs, executors, administrators, successors and assigns.

    8.    This Amendment has been delivered to and accepted by the Bank and will be deemed to be made in the State where the Bank’s office indicated in the Loan Documents is located. This Amendment will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State where the Bank’s office indicated in the Loan Documents is located, excluding its conflict of laws rules.

    9.    Except as amended hereby, the terms and provisions of the Loan Documents remain unchanged, are and shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms, and are hereby ratified and confirmed. Except as expressly provided herein, this Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of any Loan Document, a waiver of any default or Event of Default under any Loan Document, or a waiver or release of any of the Bank’s rights and remedies (all of which are hereby reserved). The Borrower expressly ratifies and confirms the confession of judgment and waiver of jury trial provisions contained in the Loan Documents.

Form 17A – Multistate Rev. 1/02

    WITNESS the due execution of this Amendment as a document under seal as of the date first written above.

[CORPORATE SEAL]		STRATEGIC DIAGNOSTICS INC.

Attest:	/s/ Ric Rumble	By:	/s/ Anthony J. Simonetta

Print Name:	Ric Rumble	Print Name:	Anthony J. Simonetta

Title:	VP	Title:	Secretary and CFO

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ John H. Hall

Print Name:	John H. Hall

Title:	Vice President

Form 17A – Multistate Rev. 1/02

EXHIBIT A TO
SIXTH AMENDMENT TO LOAN DOCUMENTS
DATED AS OF SEPTEMBER 16, 2005

A.	The “Loan Documents” that are the subject of this Amendment include the following (as any of the foregoing have previously been amended, modified or otherwise supplemented):

1.
Loan Agreement dated May 5, 2000, as amended by an Amendment to Loan Documents dated December 13, 2001, a Second Amendment to Loan Documents dated April 25, 2002, a Third Amendment to Loan Documents dated October 24, 2002, a Fourth Amendment to Loan Documents dated February 11, 2003 and a Fifth Amendment to Loan Documents dated February 16, 2004 (the “Loan Agreement”)

	2.	$5,000,000 Committed Line of Credit Note dated May 5, 2000 (the “Line of Credit Note”)

	3.	Term Note B dated December 13, 2001 in the original principal amount of $1,500,000 (the “Term Note”)

	4.	Working Cash®, Line of Credit, Investment Sweep Rider dated May 5, 2000

	5.	Borrowing Base Rider dated May 5, 2000 (the “Borrowing Base Rider”)

	6.	, Mortgage, Assignment of Rents, Security Agreement and Fixture Filing dated May 5, 2000

	7.	Assignment of Rents and Leases dated May 5, 2000

	8.	Mortgage, Assignment of Rents, Security Agreement and Fixture Filing dated December 13, 2001

	9.	Security Agreement dated May 5, 2000

	10.	Patent Security Agreement dated May 5, 2000

	11.	Trademark Security Agreement dated May 5, 2000

	12.	Rider to Security Rider- Patents dated May 5, 2000

	13.	Rider to Security Rider - Trademarks dated May 5, 2000

	14.	All other documents, instruments, agreements, and certificates executed and delivered in connection with the Loan Documents listed in this Section A.

B.	The Loan Documents are amended as follows:

	1.	The Expiration Date, as set forth in the Line of Credit Note, is hereby extended from August 31, 2005 to August 31, 2006, effective September 1, 2005.

	2.	The Loan Agreement is hereby amended as follows:

(a) The last sentence of Section 1.1 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“Borrower will submit monthly Borrowing Base certificates within fifteen (15) days of each month end when there is an outstanding balance under the Line of Credit, or if there is no outstanding balance under the Line of Credit, at the time of such request for an advance under the Line of Credit, which Borrowing Base certificates shall include a detailed listing of “datings” and a detailed list of all the Accounts of Account Debtors whose aggregate amount of Accounts exceed twenty percent (20% of all of the Borrower’s Accounts.”

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(b)	The Applicable Margin chart contained in Section 1.2 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

Ratio of Funded Debt to EBITDA	Applicable Margin Line of Credit	Applicable Margin Term Loan B

> 3.00: 1,00	250 basis points	275 basis points
< 3.00 ≥ 2.75	225 basis points	250 basis points
< 2.75 ≥ 2.50	200 basis points	225 basis points
< 2.50 ≥ 2.25	175 basis points	200 basis points
< 2.25	150 basis points	175 basis points

		(c)	Sections 4.2(ii) and (iii) of the Loan Agreement are hereby amended and restated to read in their entirety as follows:

“(ii) Furnish Borrower’s quarterly (except the fourth quarter) unaudited consolidated and consolidating Financial Statements (10Q) within forty-five (45) days of quarter end, in reasonable detail, certified by an authorized officer of Borrower and prepared in accordance with GAAP applied from period to period.

(iii) Furnish Borrower’s monthly accounts receivable and accounts payable aging reports for Borrower at the request of the Bank or when there is an outstanding balance under the Line of Credit, within fifteen (15) days after the end of each calendar month.”

	3.	Section 2 of the Borrowing Base Rider is hereby amended and restated to read in its entirety as follows:

“2. Borrowing Base Certificates. In addition to any and all provisions of the other Loan Documents which establish conditions to the Borrower’s ability to request and obtain any advance under the Facility, the Borrower may not request an advance under the Facility unless a Borrowing Base Certificate (as hereinafter defined) shall have been delivered to the Bank within fifteen (15) days of the end of each month when there is an outstanding balance under the Facility, or if there is no outstanding balance under the Facility, at the tune of such request for an advance under the Facility.”

C.
Conditions to Effectiveness of Amendment: The Bank’s willingness to agree to the amendments set forth in this Amendment is subject to the execution by all parties and delivery to the Bank of this Amendment, and Resolutions for Extensions of Credit and Incumbency Certificate.

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